UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2017

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01              Entry into a Material Definitive Agreement.

On June 1, 2017, Gener8 Maritime, Inc. (the “Company”) entered into a Third Amendment Agreement (the “Amendment”) to the term loan facility dated as of August 31, 2015, by and among Gener8 Maritime Subsidiary VIII (the “Borrower”), the Company, as parent guarantor, Gener8 Maritime Subsidiary V Inc., as shareholder, the owner guarantors and hedge guarantors party thereto, the lenders party thereto, the Export-Import Bank of Korea (KEXIM), Citibank, N.A., as ECA agent and Nordea Bank AB (publ), New York Branch as facility agent and security agent (the “Korean Export Credit Facility”).

The Amendment revised the definition of “Availability Period” contained in the Korean Export Credit Facility to be (a) the earlier of (i) the delivery date of the ship to which any such vessel loan relates and (ii) September 30, 2017, or (b) another mutually agreed later date.  The term “Availability Period” is used in the Korean Export Credit Facility to indicate the date on which the Borrower will be permitted to borrow a vessel loan.  Prior to entry into the Amendment, “Availability Period” was defined as (a) the earlier of (i) the delivery date of the ship to which any such vessel loan relates and (ii) the date falling 180 days from the scheduled delivery date of the ship to which such vessel loan relates, or (b) another mutually agreed later date. As such, the Amendment changed the latest date of the Availability Period for the Gener8 Nestor from June 30, 2017 to September 30, 2017.

The Amendment also revised the definition of “Termination Date” in respect of the commercial tranche under the Korean Export Credit Facility to be the earlier of (i) the date falling 60 months after the borrowing of such vessel loan and (ii) June 30, 2022.  As it relates to the commercial tranche, the term “Termination Date” is used in the Korean Export Credit Facility to indicate the date on which the Company shall repay outstanding amounts under the commercial tranche.  Prior to entry into the Amendment, “Termination Date” in respect of the commercial tranche was defined as the date falling 60 months after the borrowing of such vessel loan.

Finally, the Amendment clarified that the amount the Company is required to maintain in its minimum liquidity account takes into account 50% of the amount outstanding in the Company’s debt service reserve account, which is the account in which the Borrower is required to deposit a sufficient amount of money to satisfy the payment of the principal and interest due on the next payment date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Secretary and Executive Vice President

DATE:   June 6, 2017